Exhibit 32.1
CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, I, Alon Neches, President and Chief Executive Officer of Fortitude Life Insurance & Annuity Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2025

/s/ Alon Neches
Alon Neches
President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.